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                                                                       EXHIBIT 5

                                 MARCH 25, 2002

Yellow Corporation
10990 Roe Avenue
P.O. Box 7563
Overland Park, Kansas 66207

                             Re: Yellow Corporation

Ladies and Gentlemen:

     We have acted as counsel to Yellow Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the Registration Statement on Form S-3 filed by the Company with the Commission on March 14, 2002, as amended (the "Registration Statement"), with respect to the offering and sale by the Company of an aggregate of 3,910,000 shares (the "Shares") of common stock, $1.00 par value, of the Company (the "Common Stock") comprised of 3,400,000 shares of Common Stock offered by the Company and 510,000 shares of Common Stock offered by Company, pursuant to the exercise of the over-allotment option by the Underwriters.

     We have examined originals, photocopies or confirmed copies of all such records of the Company and all such agreements, certificates of public officials, certificates of officers and representatives of the Company and such other documents as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures on original documents and the conformity to the originals of all copies submitted to us as conformed or photocopies. We have relied, to the extent we deem such reliance proper, on certificates of officers of the Company and other documents as to factual matters.

     Based on the foregoing and subject to the qualifications expressed herein, we are of the opinion that:

     The Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the "Legal Matters" section of the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                          Very truly yours,

                                          /s/ CAHILL GORDON & REINDEL